Exhibit 99.1

CITI TRENDS ANNOUNCES NEXT STEPS UNDER ITS CAPITAL RETURN PROGRAM

Authorizes new $30 million share repurchase program

$12 million remaining on prior share repurchase program

SAVANNAH, GA (December 22, 2020) — Citi Trends, Inc. (NASDAQ: CTRN), the leading value retailer of apparel, accessories and home trends for way less spend primarily for African American families in the United States, today announced the authorization of a new share repurchase program and provided an update on the status of the previous share repurchase program.

New Share Repurchase Program Authorization

The Company’s board of directors today announced the authorization of another $30 million share repurchase program as the next step in its continued capital return program. The Company expects to fund the share repurchase program from cash on hand.

David Makuen, Chief Executive Officer, commented, “We are trending to a low-single digit comparable store sales increase for the nine-week holiday season, and the board’s authorization of an additional $30 million share repurchase program demonstrates our continued confidence in the business and our commitment to reward shareholders while maintaining financial flexibility.”

Prior Share Repurchase Program Update

Since reinstating the prior $30 million share repurchase program that was initially authorized in March 2020, the Company has repurchased 618,796 shares of its common stock at an aggregate cost of approximately $18.1 million. As of December 22, 2020, approximately $11.9 million remains available under this share repurchase program.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of fashion apparel, accessories and home goods for the entire family. The Company operates 585 stores located in 33 states. Citi Trends’ website address is www.cititrends.com. CTRN-G

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory), the ongoing COVID-19 (coronavirus) pandemic and associated containment and remediation efforts, the potential negative impacts of COVID-19 on the global economy and foreign sourcing, the impacts of COVID-19 on the Company's financial condition, business operation and liquidity, including the re-closure of any or all of the Company’s retail stores and distribution centers, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Any forward-looking statements by the Company, with respect to guidance, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.